Exhibit 10.49
FORM OF INDEMNIFICATION AGREEMENT
     This Agreement entered into and effective this ___ day of                     , 20___ (the “Agreement”), by and between MagnaChip Semiconductor LLC, a Delaware limited liability company (the “Company,”) and                      (the “Indemnitee”).
RECITALS
     WHEREAS, it is essential to the Company that it be able to retain and attract as Directors to serve on its Board of Directors (“Directors”) the most capable persons available;
     WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Organizational Documents (as defined below) or any change in the ownership of the Company or the composition of its Board of Directors); and
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
     WHEREAS, the Company’s Fifth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) and/or the limited liability company agreements or similar governing documents for any Subsidiary (collectively, the “Organizational Documents”) require it or them to indemnify its or their Directors to the fullest extent permitted by law and permit it or them to make other indemnification arrangements and agreements;
     WHEREAS, this Agreement is a supplement to and in furtherance of the LLC Agreement of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
     WHEREAS, Indemnitee does not regard the protection available under the Company’s LLC Agreement and insurance as adequate in the present circumstances, and may not be willing to serve as a Director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;
     [WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by Avenue Capital Group which Indemnitee and Avenue Capital Group intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.]
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the mutual sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to them below:

     “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.
     “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Articles VI and VII of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
     “Liabilities” shall mean judgments, damages, liabilities, losses, penalties (whether civil, criminal or otherwise), foreign, federal, state and local taxes (including taxes payable by Indemnitee as a result of the actual or deemed receipt of payments under this Agreement), fines (including excise taxes and penalties assessed with respect to employee benefit plans) and amounts paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.
     “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Article VI of this Agreement to enforce Indemnitee’s rights hereunder.
     “Status” describes the status of a person who is serving, has served or may be deemed to have served (i) as a director, manager, partner, trustee, fiduciary, controlling person, officer, employee, or agent of the Company or any Subsidiary of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, manager, partner, trustee, fiduciary, controlling person, officer, employee, or agent of any other Entity at the request of the Company.
     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest of such Entity or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

ARTICLE II
SERVICES OF INDEMNITEE
     2.1 Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a Director of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
ARTICLE III
AGREEMENT TO INDEMNIFY
     3.1 General.
          (a) To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless the Indemnitee from any Liabilities and Expenses incurred by the Indemnitee by reason of (or arising in part out of) any event or occurrence (a) related to Indemnitee’s Status or (b) related to any act performed or omitted to be performed by the Indemnitee in connection with such Status (collectively, “Indemnifiable Amounts”); provided, however, that if the Liability or claim arises out of any action or inaction of an Indemnitee, indemnification under this Section 3.1 shall be available to the Indemnitee only if the Liability or claim was not primarily attributable to the Indemnitee’s willful misconduct or gross negligence or a material violation of the LLC Agreement by Indemnitee; provided, further, however, that indemnification under this Section 3.1 shall be recoverable only from the assets of the Company (including insurance proceeds) and not from any assets of the members of the Company (other than the Company itself).
          (b) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 3.1(a) above shall be subject to the condition that it shall not have been determined in accordance with Section 3.1(c) below, that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 3.1(a) above (an “Expense Advance”) shall be subject to the condition that if, when and to the extent that it is determined in accordance with Section 3.1(c) below that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expense Advance theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that he or she should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. For purposes of this Agreement, a “Reviewing Party” shall mean (x) any appropriate person or body consisting of a Director or Directors or any other person or body appointed by the Directors who is not a party to the particular claim for which Indemnitee is seeking indemnification or (y) independent legal counsel.

          (c) The Reviewing Party shall determine whether or not the Indemnitee would be permitted to be indemnified under applicable law and any such determination shall be made in writing, specifying in reasonable detail the reasons therefore, and delivered to Indemnitee. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.
     3.2 Insurance. The Company shall pay for standard director and officer liability insurance covering liability of the Indemnitee for performance of his or her duties in such amounts, and with the scope of such coverage to be customary for a Company of like size with similar operations. If, at the time of the receipt by the Company of a notice of a claim from Indemnitee pursuant to this Agreement, the Company has liability insurance in effect which may cover such claim, the Company shall use commercially reasonably efforts to provide prompt written notice of the commencement of such claim to such insurers in accordance with the procedures set forth in each of such policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies.
     3.3 Exculpation. The Indemnitee shall not be liable, in damages or otherwise, to the Company or to any member of the Company for any loss that arises out of any act performed or omitted to be performed by him or her pursuant to the authority granted by the Organizational Documents except for any losses primarily attributable to the Indemnitee’s willful misconduct, bad faith, recklessness or gross negligence.
     3.4 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is required to be a witness by reason of Indemnitee’s Status in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses actually incurred by him or her or on his or her behalf in connection therewith.
     3.5 Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement , and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity, including any court or arbitrator, of any determination contrary to that presumption.
     3.6 Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under this Article III or Article IV of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee as soon as practicable but in any event no later than twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder. Notwithstanding the foregoing, the failure or delay in providing such request and other information shall not affect Indemnitee’s right to indemnification or advancement of Expenses hereunder unless, and then only to the extent that, the Company is materially prejudiced thereby.
     3.7 Change in Law. To the extent that a change in law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Organizational Documents and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.
ARTICLE IV
PARTIAL INDEMNIFICATION
     4.1 Contribution.
     (a) Without diminishing Indemnitee’s rights under Article III hereof, and whether or not the indemnification provided in Article III hereof is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall (without duplication of amounts paid by the Company under Article III) pay, or cause to be paid, in the first instance, the entire amount of any judgment or settlement of such Proceedings equal to the amount of Expenses and Liabilities actually incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, Directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand. The Company shall not enter into any settlement of any Proceedings in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.
     (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph or Article III hereof, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall (without duplication with amounts paid the Company under Article III) contribute, or cause to be contributed, to the amount of Expenses and Liabilities actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, Directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, Directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which the law may require to be considered.

     (c) The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims for contribution which may be brought by reason of the Indemnitee’s Status by officers, Directors or employees of the Company, other than the Indemnitee, who may be jointly liable with the Company.
     (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding as determined in a final non-appealable judgment reached by a court of competent jurisdiction in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transactions(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its Directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transactions(s).
     4.2 Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.
     4.3 Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.
ARTICLE V
ADVANCEMENT OF EXPENSES
     5.1 Agreement to Advance Expenses; Undertaking. Subject to Section 6.5 hereof, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee is involved by reason of such Indemnitee’s Status or an act performed or omitted to be performed by such Indemnitee in connection with such Status, within twenty (20) calendar days after the receipt by the Company of a written statement from

Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.
     5.2 Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under this Article V, together with documentation evidencing that Indemnitee has incurred such Expenses. Payment of Expenses, if indemnifiable, under this Article V shall be made no later than twenty (20) calendar days after the Company’s receipt of such request. Notwithstanding the foregoing, the failure or delay in providing such request or other information shall not affect Indemnitee’s right to indemnification or advancement of Expenses hereunder unless, and then only to the extent that, the Company is materially prejudiced thereby.
ARTICLE VI
REMEDIES OF INDEMNITEE
     6.1 Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Article III above or a request for an advancement of Expenses under Article V above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, without limitation as to remedy, Indemnitee may petition any court that has jurisdiction to enforce the Company’s obligations under this Agreement.
     6.2 Burden of Proof. In any judicial proceeding brought under Section 6.1, the Company shall have the burden of proving that Indemnitee is not entitled to Expense Advancements and/or payments of Indemnifiable Amounts hereunder.
     6.3 Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 6.1 above, or in connection with any claim or counterclaim brought by the Company in connection therewith, provided that the Company shall have no obligation hereunder in the event that it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is not entitled to payment of Expenses hereunder with respect to such action.
     6.4 Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Expenses under this Agreement shall not be a defense in any action brought under Section 6.1, and shall not create a presumption that such payment or advancement is not permissible.
     6.5 Indemnitee as Plaintiff. Except as provided in Sections 6.1 and 6.3 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any manager, director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to (a) affirmative defenses asserted by Indemnitee or any counterclaims by Indemnitee which are resolved successfully in an action brought against Indemnitee or (b) a Proceeding instituted by Indemnitee to enforce or interpret this Agreement.

ARTICLE VII
DEFENSE OF THE UNDERLYING PROCEEDING
     7.1 Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Expenses unless, and then only to the extent of, the Company’s ability to defend in such Proceeding is materially prejudiced thereby.
     7.2 Defense by Company. Subject to the provisions of the last sentence of this Section 7.2 and of Section 7.3 below, the Company shall have the right to defend Indemnitee in any Proceeding for which the Company becomes obligated hereunder to pay the Indemnitee’s Expenses; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 7.1 above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (a) includes an admission of fault of Indemnitee or (b) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 7.2 shall not apply to a Proceeding brought by Indemnitee under Article VI above.
     7.3 Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 7.2 above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Status, (a) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (b) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (c) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.
ARTICLE VIII
MISCELLANEOUS
     8.1 Non-Exclusivity; Survival of Rights; Primary of Indemnification; Subrogation.
     (a) The right to payment of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Formation, the LLC Agreement, any agreement, a vote of members, a resolution of Directors or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     (b) [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Avenue Capital Group and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance Expenses or to pay Indemnifiable Amounts are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Indemnifiable Amounts to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Formation or LLC Agreement of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8.1(b).]
     (c) Except as provided in paragraph (b) above, in the event of any payment of Indemnifiable Amounts or Expenses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors) against other persons, and Indemnitee shall take, at the request of the Company, commercially reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     (d) Except as provided in paragraph (b) above, the Company shall not be liable under this Agreement to make any payment of Indemnifiable Amounts hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     (e) Except as provided in paragraph (b) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
     8.2 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, (a) to the Indemnitee at the address and facsimile number set forth on the signature page hereto (or to such other address or facsimile number which the Indemnitee shall designate in writing to the Company), or (b) to the Company at the following address and facsimile number (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):
MagnaChip Semiconductor LLC
c/o MagnaChip Semiconductor Ltd.
891 Daechi-dong, Gangnam-gu
Seoul 135-738 Korea
Attn: General Counsel
Fax: 82-2-6903-3898
     8.3 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter; provided, however, it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Organizational Documents and any employments or similar agreement between the parties.

     8.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and Indemnitee. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing among the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.
     8.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein or therein shall be construed to give any person other than the Company or an assignee or designee of the Company any legal or equitable rights hereunder. The Company shall have the right to assign, in whole or in part and from time to time the rights of the Company set forth in this Agreement upon a sale of the Company, including a sale of all or substantially all the assets of the Company.
     8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
     8.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     8.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes exclusively by the internal substantive laws of the State of Delaware applicable to contracts executed and to be wholly performed within such State.
     8.9 Jurisdiction and Waiver of Jury Trial.
     (a) ANY SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY ARISING OUT OF, OR WITH RESPECT TO, THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THE PARTIES HERETO ACCEPT THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING.
     (b) IN ADDITION, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND HEREBY FURTHER

IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDINGS BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (c) EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH PARTY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
     8.10 Costs of Enforcement. The prevailing party shall be entitled to recover all costs and expenses incurred to enforce this Agreement from the non-prevailing party, including without limitation, all attorneys’ fees and other costs arising from any action or proceeding to enforce any provision or provisions of this Agreement.
     8.11 Arm’s Length Negotiations; Drafting. Each party herein expressly represents and warrants to all other parties hereto that before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said party has relied solely and completely upon its own judgment in executing this Agreement; said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; said party has acted voluntarily and of its own free will in executing this Agreement; said party is not acting under duress, whether economic or physical, in executing this Agreement; and this Agreement are the result of arm’s length negotiations conducted by and among the parties and their respective counsel. This Agreement shall be deemed drafted jointly by the parties and nothing shall be construed against one party or another as the drafting party.
     8.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum lesser period of time, geographic area, or range of activities as to which it may be enforceable. Each of the covenants herein shall be deemed a separate and severable covenant. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law. Accordingly, a court of competent jurisdiction is directed to modify any provision to the extent necessary to render such provision enforceable.

     8.13 Survival. This Agreement shall continue in force for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Status. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or Director of the Company (or is or was serving at the request of the Company as a manager, director, officer, employee or agent of any Subsidiary) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Article VI hereof) by reason of his Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or Director of the Company or any Subsidiary at the Company’s request.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAGNACHIP SEMICONDUCTOR LLC
By:
Name:
Title:

INDEMNITEE